Exhibit 10.3

EXECUTION COPY

FIFTH AMENDMENT TO THE FOURTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of June 22, 2011, is entered into among FLEETCOR FUNDING LLC (the “Seller”), FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC (the “Servicer”), the various Purchaser Agents, Conduit Purchasers and Related Committed Purchasers listed on the signature pages hereto and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrator (in such capacity, the “Administrator”).

BACKGROUND

A. The parties hereto are parties to that certain Fourth Amended and Restated Receivables Purchase Agreement dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

B. The parties hereto desire to amend the Receivables Purchase Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:

1.1 Exhibit I to the Receivables Purchase Agreement is amended by deleting the definition of “Change in Control” as it appears therein and replacing it in its entirety with the following:

“Change in Control” means either of the following: (I) FleetCor ceases to own, directly or indirectly, (a) 100% of the capital stock of the Seller free and clear of all Adverse Claims other than the pledge of any such interest therein of FleetCor solely pursuant to (i) the Credit Facility and related documents and (ii) any credit or financing facility entered into in complete substitution of or replacement for the Credit Facility, in either case, if the lenders or finance providers with respect to which (A) require an assignment of such equity interest, (B) are parties reasonably acceptable to the Administrator and (C) agree in writing to the terms of a letter agreement in substantially the form of Annex G hereto or (b) a majority of the capital stock, membership interest or other equity interest of any Originator (other than FleetCor) free and clear of all Adverse Claims other than the pledge thereof under the Credit Facility or any credit or financing facility entered into in complete substitution of or replacement for the Credit Facility or (II) a “Change of Control” (as such term is defined in the Credit Agreement in effect on

June 22, 2011 without giving effect to any amendment, supplement, modification or waiver of such term after June 22, 2011 or any substitution or replacement of such term under any substitute or replacement credit or financing facility after June 22, 2011, unless each Purchaser Agent shall have consented in writing thereto (such consent not to be unreasonably withheld)).

1.2 Exhibit I to the Receivables Purchase Agreement is amended by inserting, in the appropriate alphabetical order, the following new definitions:

“Credit Agreement” means that certain Credit Agreement, dated as of June 22, 2011, among, inter alia, FleetCor, as borrower, Holdings and Bank of America, N.A., as administrative agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

1.3 Exhibit I to the Receivables Purchase Agreement is amended by deleting the definition of “Credit Facility” as it appears therein and replacing it in its entirety with the following:

“Credit Facility” means the credit facility evidenced by the Credit Agreement and all other agreements (including, without limitation, any collateral security agreements), certificates, instruments and documents executed or delivered under or in connection with the Credit Agreement.

1.4 Exhibit I to the Receivables Purchase Agreement is amended by deleting in their entirety the following defined terms and definitions thereof from where they appear therein:

1. “Adjusted Consolidated EBITDA”;

2. “Capital Expenditures”;

3. “Capitalized Leases”;

4. “Consolidated Cash Interest Charges”;

5. “Consolidated EBITDA”;

6. “Consolidated Funded Indebtedness”;

7. “Consolidated Net Income”;

8. “Contractual Obligation”;

9. “Debt Issuance”;

10. “Disqualified Equity Interests”;

11. “Equity Interests”;

12. “Equity Issuance”;

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13. “Foreign Subsidiary”;

14. “Indebtedness Hedge”;

15. “Interest Coverage Ratio”;

16. “Investment”;

17. “Joint Venture”;

18. “JPM”;

19. “Leverage Ratio”;

20. “Luxembourg Holdings 3”;

21. “Net Cash Proceeds”;

22. “Non-Implemented Contractual Obligation Indebtedness”;

23. “Not Otherwise Applied”;

24. “Permitted Acquisition”;

25. “Permitted Equity Issuance”;

26. “Permitted Foreign Acquisition”

27. “Private Label Credit Card Expenditures”

28. “Qualifying IPO”; and

29. “Swap Contract”.

1.5 Section 2(a)(iii) of Exhibit IV to the Receivables Purchase Agreement is amended by deleting clause (b) thereof in its entirety.

1.6 Clause (j) of Exhibit V of the Receivables Purchase Agreement is deleted and replaced in its entirety with the following:

(j) (i) the Seller, FleetCor or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding under the Credit Facility or that is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and

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shall continue after the applicable grace period, if any, specified in such agreement (including, without limitation, the Credit Agreement), mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt or to terminate the commitments of the lenders under such agreement, mortgage, indenture or instrument, or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;

1.7 Clause (l) of Exhibit V of the Receivables Purchase Agreement is deleted in its entirety and replaced with “(l) [Reserved]”.

1.8 Clause (n) of Exhibit V of the Receivables Purchase Agreement is deleted in its entirety and replaced with “(n) [Reserved]”.

1.9 Clause (q) of Exhibit V of the Receivables Purchase Agreement is deleted in its entirety and replaced with “(q) [Reserved]”.

SECTION 2. Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to each of the Administrator, each Purchaser and each Purchaser Agent as follows:

(a) representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date);

(b) no event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or an Unmatured Termination Event; and

(c) the Facility Termination Date has not occurred; and

(d) the execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Receivables Purchase Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

SECTION 3. Effect of Amendment. All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as

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amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.

SECTION 4. Effectiveness. This Amendment shall be effective as of the date hereof provided that the Administrator shall have received:

(a) counterparts of this Amendment duly executed by each of the parties hereto; and

(b) counterparts of that certain No Proceedings Letter Agreement, dated on or about the date hereof, executed by Bank of America, N.A., as administrative agent under the Credit Agreement, in form and substance satisfactory to the Administrator.

SECTION 5. Miscellaneous. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 7. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

[SIGNATURES BEGIN ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ William Falcon
Name:	William Falcon
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Market Street Purchaser Group

By:	/s/ Jessica Fabrizi
Name:	Jessica Fabrizi
Title:	Assistant Vice President

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MARKET STREET FUNDING LLC, as a Related Committed Purchaser and as Conduit Purchaser

By:	/s/ Karla L. Boyd
Name:	Karla L. Boyd
Title:	Vice President

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Purchaser Agent for the Atlantic Purchaser Group

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Related Committed Purchaser

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

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ATLANTIC ASSET SECURITIZATION LLC as Conduit Purchaser

By:	Credit Agricole Corporate and Investment Bank, as attorney-in-fact

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

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FLEETCOR FUNDING LLC, as Seller

By:	/s/ Eric Dey
Name:	Eric Dey
Title:	CFO

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer

By:	/s/ Eric Dey
Name:	Eric Dey
Title:	CFO

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